Exhibit 99.8

                                  LEASE BETWEEN

                       WM REALTY MANAGEMENT, LLC, LANDLORD

                                       AND

                               RANOR, INC., TENANT

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                                TABLE OF CONTENTS

                                                                            Page

1.        THE LEASED PREMISES                                                  1
2.        TERM                                                                 2
2.a.      OPTIONS TO EXTEND TERM                                               2
3.        FIXED ANNUAL MINIMUM RENTAL                                          4
4.        UTILITIES                                                            6
5.        ADDITIONAL RENT                                                      6
6.        USE                                                                  8
7.        COMPLIANCE WITH LAWS AND AGREEMENTS                                  9
8.        MAINTENANCE AND REPAIR                                               9
9.        CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY THE TENANT             10
10.       INDEMNITY AND PUBLIC LIABILITY INSURANCE                            12
11.       INSURANCE FOR DAMAGE OR DESTRUCTION AND WORKER'S COMPENSATION       13
12.       CONDEMNATION                                                        16
13.       REMOVAL OF TENANT'S PROPERTY                                        17
14.       SUBORDINATION, NON-DISTURBANCE, NOTICE TO LESSORS AND MORTGAGEES    17
15.       NON-WAIVER                                                          19
16.       QUIET ENJOYMENT                                                     19
17.       ASSIGNMENT AND SUBLETTING                                           19
18.       ENTRY BY LANDLORD                                                   21
19.       TENANT'S DEFAULT                                                    21
20.       TAX APPEALS AND CONTESTS                                            24
21.       SIGNS                                                               25
22.       SURRENDER OF PREMISES                                               25
23.       BROKER                                                              25
24.       "LANDLORD" DEFINED                                                  25
25.       TENANT'S PAYMENTS                                                   26
26.       RIGHT TO CURE DEFAULTS                                              26
27.       COVENANT AGAINST LIENS                                              27
28.       WAIVER OF REDEMPTION                                                27
29.       LANDLORD'S AND TENANT'S CERTIFICATES                                28
30.       WAIVER OF TRIAL BY JURY                                             28
31.       NET LEASE                                                           28


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32.       MISCELLANEOUS PROVISIONS                                            29
33.       LATE CHARGES                                                        33
34.       ENVIRONMENTAL LAWS                                                  34
35.       [INTENTIONALLY DELETED]                                             35
36.       TRANSFER TAXES                                                      35
37.       OPTION TO PURCHASE                                                  35


                                      -ii-
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                                      LEASE

      THIS LEASE is entered into this 24th day of February, 2006 by and between WM Realty Management, LLC, a Massachusetts limited liability company having an address at One Bella Drive (a/k/a 48 Town Farm Road), Westminster, Massachusetts 01473 (hereinafter called "Landlord") and Ranor, Inc., a Delaware corporation having an address at One Bella Drive, (a/k/a 48 Town Farm Road) Westminster, Massachusetts 01473 (hereinafter called "Tenant").

      Upon the terms and subject to the conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord, the property hereinafter described:

1. THE LEASED PREMISES.

      (a) The property hereby leased to Tenant is a portion of that certain premises known as One Bella Drive (a/k/a 48 Town Farm Road), Westminster, Massachusetts 01473 (the "Land") situated in the City of Westminster, Commonwealth of Massachusetts as more particularly described in the metes and bounds description annexed hereto as Exhibit "A", together with the buildings and other improvements now or hereafter located thereon (collectively, the "Improvements").

      (b) The Land and Improvements leased hereunder, together with all Landlord's right, title and interest, if any, in and to all easements and other appurtenances thereto, hereinafter sometimes collectively referred to as the "Leased Premises", are demised in their "as is" condition as of the "Commencement Date" (as hereinafter defined) without representation or warranty by Landlord, except as specifically provided in this Lease, and let subject to
(a) the existing state of the title thereof as of the date of this Lease, (b) any state of facts which may be shown by an accurate survey or physical inspection of the Leased Premises, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Leased Premises, and all agreements, licenses, easements, covenants, restrictions and other matters which affect the Leased Premises, the title thereto, or the use, enjoyment, occupancy or possession thereof, and (d) with respect to the Improvements, their condition as of the date of this Lease, without representation or warranty by Landlord. Tenant represents and warrants to Landlord that Tenant has examined the title to and the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Premises in their respective, present condition "as is".

      (c) Landlord makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use and Landlord shall not be liable for any latent or patent defect therein.

      (d) The Leased Premises constitutes a portion of the entire parcel of land owned by Landlord which is described in Exhibit B to this Agreement, which land is referred to as the "Entire Parcel."


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2. TERM.

            The term (the "term" or the "Term") of this Lease shall be for a period commencing on the date of this Lease (the "Commencement Date") and terminating on the date (the "Expiration Date") which is the last day of the calendar month in which the fifteenth (15th) anniversary of the Commencement Date occurs, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any Federal, State, local, municipal or other governmental body, agency or authority having or asserting jurisdiction over the Leased Premises and all departments, commissions, boards and officers thereof (collectively the "Laws").

2.a. OPTIONS TO EXTEND TERM

            (1) Tenant shall have an option (the "Option") to extend the term of this Lease for two (2) additional terms of five (5) years on each such option (each as the "Option Term") to begin respectively upon the first day next succeeding either the Expiration Date, or the expiration of the preceding Option Term, upon the same terms, conditions and provisions as are provided for in this Lease (other than the provisions of this Section 2.a. except that the Minimum Rent payable pursuant to Section 2.a. hereof for each Option Term shall be the greater of (i) the Minimum Rent payable under this Lease immediately prior to either the Expiration Date, or the expiration of the preceding Option Term, or
(ii) the fair market rent for the Leased Premises (hereinafter "FMV") on either the Expiration Date,or the expiration of the preceding Option Term (each the "Rent Appraisal Date").

            (2) The FMV shall be determined by the mutual written agreement of Landlord and Tenant. In the event that Landlord and Tenant shall not have reached mutual agreement as to the FMV on or before the sixtieth (60th) day following the Rent Appraisal Date, but Landlord's determination of the FMV is less than twenty percent (20%) greater than Tenant's determination of the FMV (which respective determinations shall be based on blind written bids submitted at the end of the sixty (60) day period by each of Landlord and Tenant to the other), the FMV will be the average of Landlord's and Tenant's respective determinations. In the event that Landlord and Tenant shall not have reached mutual agreement as to the FMV on or before the sixtieth (60th) day following the Rent Appraisal Date and Landlord's determination of the FMV is more than twenty percent (20%) greater than Tenant's determination of the FMV, then Landlord and Tenant each shall, no later than the seventy-fifth (75th) day following the Rent Appraisal Date, select a Real Estate Appraiser, as hereinafter defined. If either party shall fail to so appoint a Real Estate Appraiser, the one Real Estate Appraiser so appointed shall proceed to determine the FMV. In the event that the Real Estate Appraisers selected by Landlord and Tenant agree as to the FMV, said determination shall be binding on Landlord and Tenant. In the event that the Real Estate Appraisers selected by Landlord and Tenant cannot agree as to the FMV on or before the one hundred fifth (105th) day following the Rent Appraisal Date, then said Real Estate Appraisers shall jointly select a third Real Estate Appraiser, provided that if they cannot agree


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on the third Real Estate Appraiser on or before the one hundred twentieth
(120th) day following the Rent Appraisal Date, then said third Real Estate Appraiser shall be selected in accordance with the rules prescribed by the American Arbitration Association in the Commonwealth of Massachusetts (or any successor thereto). The FMV shall then be determined by the third Real Estate Appraiser no later than the one hundred fiftieth (150th) day following the Rent Appraisal Date and said determination shall be binding on Landlord and Tenant provided however that if the third Real Estate Appraiser shall determine a FMV which is lower than the FMV designated by both of the other two Real Estate Appraisers, then the FMV which is the lower FMV designated by one of the other two Real Estate Appraisers shall be the FMV as determined hereunder. The term "Real Estate Appraiser" shall mean a fit and impartial person having not less than five (5) years experience as an appraiser of leasehold estates relating to first class office space in the Worcester, Massachusetts area. The appraisal shall be conducted in accordance with the provisions of this Section and, to the extent not inconsistent herewith, in accordance with the prevailing rules of the American Arbitration Association in Massachusetts or any successor thereto. The final determination of the Real Estate Appraiser(s) shall be in writing and shall be binding and conclusive upon the parties, each of which shall receive counterpart copies thereof. In rendering such decision the Real Estate Appraiser(s) shall not add to, subtract from or otherwise modify the provisions of this Lease. The fees and expenses of the Real Estate Appraiser selected by Landlord and Tenant shall be shared equally by Landlord and Tenant.

            (3) The Option may be exercised only by Tenant giving written notice to Landlord of Tenant's said Option by certified mail, return receipt requested, not more than fifteen (15) nor less than twelve (12) months prior to either the Expiration Date of the Term, or the expiration of the preceding Option Term (the "Exercise Notice"). Upon Tenant's giving of the Exercise Notice, the term of this Lease shall be extended automatically upon the terms and conditions (subject to Section 2.a.(1)) herein specified, without the execution of an extension agreement or other instrument. If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set forth above, the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

            (4) In rendering the determination of FMV the real estate appraiser(s) shall assume or take into consideration as appropriate all of the following: (a) Landlord and Tenant are typically motivated; (b) the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (c) a reasonable time under then-existing market conditions is allowed for exposure of the Leased Premises on the open market; (d) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (e) the Leased Premises are fit for immediate occupancy and use "as is" and require no additional work by Landlord and that no work has been carried out therein by the Tenant, its subtenant, or their predecessors in interest during the Term which has diminished the rental value of the Leased Premises; (f) in the event the Leased Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (g) that the Leased Premises are to be let with vacant possession and subject to the provisions of this Lease; and (h) market rents then being charged for comparable space in other similar office buildings in the same area. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease. The decision and award of the real estate appraisers shall be in writing and shall be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.


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            (5) Notwithstanding the foregoing provisions of this Section 2.a., if on the date that Tenant exercises the Option, or if on any subsequent date up to and including the date upon which the extension of the Term commences, Tenant is in default, beyond any applicable notice and grace periods, in the payment of fixed annual rent or additional rent hereunder, or is in default in the performance of any of the other terms, conditions or provisions of this Lease, Tenant's exercise of the Option and the extension of the Term contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no other additional right to exercise such Option, which shall be deemed waived by Tenant.

            (6) If Tenant exercises the Option, then, at Landlord's request, Tenant agrees within ten (10) days after request is made, to execute, acknowledge and deliver to Landlord an instrument in form and substance satisfactory to Landlord, confirming (i) the fixed annual rent payable under this Lease, unless Tenant is then, in good faith, disputing same in accordance with the provisions of this Section 2.a., in which case Tenant agrees to execute, acknowledge and deliver a separate instrument satisfactory to Landlord confirming the fixed annual rent as finally determined, (ii) the expiration date of the term, and (iii) the other modifications provided for in this Section 2.a., but no such instrument shall be required in order to make the provisions hereof effective.

            (7) Time shall be of the essence with respect to the exercise of the Option by Tenant.

3. FIXED ANNUAL MINIMUM RENTAL.

      Tenant covenants to pay Landlord, without previous demand therefor and without any setoff, abatement or deduction whatsoever of any kind in lawful money of the United States which is legal tender at the time of payment a net fixed annual minimum rent (the "Minimum Rental") for each year of the Term of this Lease, at the office of Landlord or such other place as Landlord may designate from time to time, payable in advance on or before the first (1st) day of each and every calendar month during the Term as follows:

      (a) Commencing on the Commencement Date through the last day of the month in which the first anniversary of the Commencement Date occurs (the "Initial Term"): Four Hundred Thirty Eight Thousand Dollars ($438,000), payable in initial equal monthly installments of Thirty Six Thousand Five Hundred Dollars ($36,500).

      (b) Commencing on the first day next succeeding the expiration of the Initial Term, the above fixed annual monthly rental rate shall be adjusted upon the first day of each successive lease year following the expiration of the Initial Term in the manner set forth below:


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                  (i) Definitions: For the purposes of this Article, the
following definitions shall apply:

                        (1) The term "Base Year" shall mean 2006.

                        (2) The term "Price Index" shall mean the "Consumer Price Index" for All Urban Consumers as published by the United States Department of Labor for the Boston, Massachusetts Metropolitan area, or a successor or substitute index appropriately adjusted.

                        (3) The term "Price Index for the Base Year" shall mean the average Price Index for the Base Year.

(c) Effective as of January of each year subsequent to the Base Year, there shall be made a cost of living adjustment of the Minimum Rental payable hereunder. The January adjustment shall be based on such percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Year.

(d) In the event the Price Index for December in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the January 1st, following such month of December (unchanged by any adjustments under this Article) shall be multiplied by the percentage difference between the Price Index for September and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent, effective as the commencement date of each applicable, successive lease year. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

      The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustment in the annual rent payable hereunder:

            Assuming that said fixed annual rent is $10,000, that the Price Index for the Base Year was 102.0 and that the Price Index for the month of December in a calendar year following the Base Year was 105.0, then the percentage increase thus reflected, i.e., 2.941% (3.0/102.0) would be multiplied by $10,000, and said fixed annual rent would be increased by $294.10 effective as of January 1st of said calendar year.

      In the event that the Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.


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(e) The statement of the cost of living adjustment to be furnished by Landlord shall consist of data prepared for Landlord by Landlord's accountant(s). The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the cost of living adjustment for the periods represented thereby.

(f) In no event shall the fixed annual rent originally provided to be paid under this lease exclusive of the adjustments under this Section be reduced by virtue of this Section.

(g) Any delay or failure of Landlord in computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

(h) Notwithstanding any expiration or termination of this lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement) Tenant's obligation to pay rent as adjusted under this Section shall continue and shall cover all period up to the lease expiration date, and shall survive any expiration or termination of this lease.

4. UTILITIES.

      Tenant shall furnish, at its own expense, all utilities of every type and nature required by it in its use of the Leased Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Leased Premises until the termination of this Lease and all bills for utility charges relating to the Leased Premises or the use thereof and imposed on users of utilities, whether or not such charges shall relate to services or benefits available to the Tenant during the term of this Lease, and the Tenant shall indemnify and save harmless the Landlord from and against any loss, cost and expense in connection therewith.

5. ADDITIONAL RENT.

      (a) It is the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Minimum Rental due during the term of this Lease.

      (b) Tenant covenants to pay, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, as additional rent, all taxes, assessments (including but not limited to, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Lease and so-called business improvement district taxes or assessments) water, sewer and other rents, rates and charges, charges for public utilities, excises, levies, license and permit and inspection fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time during the term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow to become due or payable out of or in respect of, or become a lien on, the Leased Premises or any part thereof or any appurtenance thereto, any personal property, the rent and income received by Tenant from subtenants, any use, possession or occupation of the Leased Premises, or rentals or sales therefrom or activity conducted therein, such franchises as may be appurtenant


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to the use or occupation of the Leased Premises (all of the foregoing, together with any and all Premiums (as hereinafter defined), and together with any and all penalties, fines and/or interest thereon, being hereinafter sometimes collectively referred to as "Impositions", and any of the same being hereinafter sometimes referred to as an "Imposition"). Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporate franchise, excess profits, estate, succession, inheritance or transfer taxes of Landlord, unless such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this Section 5(b), in which event same shall be deemed Impositions and shall be paid by Tenant; provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord in lieu of, or in addition to, the foregoing, a capital levy, gross receipts or other tax directly on the rents received therefrom and/or a franchise tax or an assessment, levy or charge measured by or based, in whole or in part, upon such rents, the Leased Premises (including, but not limited to the acquisition, leasing, use, or value thereof) or the present or any future Improvements on the Leased Premises or the construction thereof and/or measured in whole or in part by Landlord's income from the Leased Premises if in computing such income there is not allowed as a deduction any significant portion of the depreciation or interest deductions allowed for federal income tax purposes, then all such taxes, assessments, levies and charges, or the part thereof so measured or based, shall be deemed to be included within the term "Imposition" for the purposes hereof, but only to the extent that such taxes would be payable if the Leased Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. Tenant shall furnish to Landlord, promptly after payment of any real estate taxes or Premiums, and, with respect to any other Impositions, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Imposition. In addition, Tenant shall furnish to Landlord semi-annually, throughout the term of this Lease, a certificate executed by an executive officer of Tenant, stating that all Impositions have been paid to date. Landlord shall have the right, at Landlord's option, to require Tenant to: (i) promptly deposit with Landlord funds for the payment of current Impositions required to be paid by Tenant hereunder; and (ii) deposit one-twelfth (1/12th) of the amount which would be sufficient at all times to pay the Impositions payable, or estimated by Landlord or any Mortgagee to be payable, during the ensuing twelve (12) months and all additional funds required for the payment of any Imposition shall also be deposited with Landlord on the first day of the month during which or at the end of which an Imposition is due and payable without interest, penalty or liability and any interest earned on such funds and made available to Landlord shall accrue for the benefit of Tenant and may be applied by Landlord against any other sum then or which may become due hereunder from Tenant to Landlord. No sum collected by Landlord under this Paragraph 5 shall constitute a trust fund and all of such sums may be commingled with other assets of Landlord.

      (c) At Landlord's option, if at any time during the term of this Lease, Tenant has been delinquent in making payments of Impositions or utility charges, the failure of payment of which may result in a lien on the Leased Premises, then Tenant agrees that, upon notice to the Tenant, Landlord may be the receiver of all bills for Impositions, utilities and any other operating expenses appurtenant to the Leased Premises, the failure of payment of which may constitute or result in a lien on the Leased Premises. If Landlord so elects, Tenant agrees to execute any and all documentation necessary or required and


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otherwise cooperate with Landlord to effectuate such receipt by Landlord. If
Landlord receives such bills, Tenant shall pay to Landlord, as additional rent hereunder all such sums (subject to proration as specifically provided in this Lease) within the later of (x) fifteen (15) days after billing by Landlord to Tenant or (b) twenty (20) days prior to the date on which such bills are payable to the applicable payees. Until such time as Landlord becomes the receiver of such bills, Tenant will deliver to Landlord a copy of such bills with three days of receipt thereof and deliver to Landlord proof of payment of such bills simultaneously with Tenant's remittal thereof.

      (d) Notwithstanding anything else herein to the contrary, in the event that any portion of the Entire Parcel not forming part of the Leased Premises shall be improved by Landlord or by any tenant or other occupant of such portion of the Entire Parcel, and such improvement increases the real property taxes and other charges assessed (as described in subparagraph 5(b)) against the Entire Parcel, then from and after such date and with respect to any such assessment relating to improvements on the Entire Parcel, Tenant shall be obligated to pay only that portion of the real property taxes and other charges assessed against improvements that are situated on the Leased Premises.

6. USE.

      (a) Tenant shall be permitted to use the Leased Premises for manufacturing, warehousing, office space and any other permitted use, subject, however, to compliance with all Federal, State and local laws, zoning ordinances, the orders, rules and regulations of the Board of Fire Insurance Underwriters and any similar bodies having or asserting jurisdiction over the Leased Premises now in effect or hereafter adopted by any governmental authority having or asserting jurisdiction, and such conditions, restriction and other encumbrances, if any, to which the Leased Premises are subject at the time of execution and delivery of this Lease (collectively, hereinafter referred to as the "Laws").

      (b) Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises or any part thereof, in a manner that would in any way violate any of the Laws or any certificate of occupancy affecting the Leased Premises or make void or voidable any insurance then in force with respect thereto, or that may interfere in any way with the ability to obtain at regular rates fire or other insurance thereon required to be furnished hereunder by Tenant, or that will cause or be likely to cause injury to any of the Improvements, or that will constitute a public or private nuisance or waste. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Leased Premises.


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7. COMPLIANCE WITH LAWS AND AGREEMENTS.

      (a) Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance: (i) with all Federal, State, and local laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, and irrespective of the cost thereof, which may be applicable to the Leased Premises, and (ii) with any agreements, contracts, easements and restrictions (collectively, the "Restrictions") affecting the Leased Premises or any part thereof or the ownership, occupancy or use thereof
(x) existing on the date hereof other than, except as otherwise provided herein, any mortgage given by Landlord, or (y) hereafter created by Tenant, or consented to or requested by Tenant.

      (b) Except as expressly provided in this Lease, no abatement, diminution, setoff or reduction in Minimum Rental, additional rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and, except as expressly provided in this Lease, no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Leased Premises shall entitle Tenant to, any abatement, diminution or reduction of the rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.

8. MAINTENANCE AND REPAIR.

      (a) Tenant shall with reasonable promptness throughout the term of this Lease, at Tenant's cost and expense, take good care of and maintain the Leased Premises and all roadways, sidewalks and curbs, if any, on, adjacent and appurtenant thereto, in good order and repair, and shall promptly remove all accumulated snow, ice and debris from any and all roadways, sidewalks and curbs located upon or appurtenant to the Leased Premises and from any and all other sidewalks and curbs adjacent to the Leased Premises.

      (b) Tenant shall not commit or suffer to be committed any waste upon or about the Leased Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals and repairs to the Leased Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen, which repairs, restorations, renewals and replacements shall, to the extent possible, be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

      (c) Landlord shall not under any circumstances be required to build any improvements on the Leased Premises, or to make repairs, replacements, alterations or renewals of any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Premises in any way. Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any Laws.

9. CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY THE TENANT.

      (a) Tenant, at its sole cost and, expense, shall have the right at any time and from time to time during the term of this Lease to make changes and alterations to the building or buildings on the Leased Premises or to construct improvements, thereon or repair any building damaged destroyed or taken (all of the foregoing, including the Construction Addition, are hereinafter collectively called "Tenant Changes" and any of the foregoing is called a "Tenant Change"), subject, however, in all cases, to the following:

            (i) Landlord's prior written consent shall be required in each instance of any Tenant Change involving the structure structural integrity or exterior of any building (which consent shall not be unreasonably withheld; it shall not be unreasonable for Landlord to withhold such consent if the same shall be in violation of any Mortgage or if any Mortgagee shall not give its consent to the same where such Mortgagee is entitled to give such consent by the terms of its Mortgage).

            (ii) No Tenant Change shall be undertaken until the Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction and until all originals of which are delivered to Landlord.

            (iii) Any Tenant Change involving an estimated cost of more than One Hundred Thousand Dollars ($100,000.00) shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications").

            (iv) Any Tenant Change shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and all Laws and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

            (v) Tenant shall pay the cost of any Tenant Change in cash or its equivalent, so that the Leased Premises are at all times free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

            (vi) Except with respect to Tenant's personal property, any such Tenant Change shall immediately upon incorporation into the Leased Premises be and become the property of the Landlord, subject to the leasehold rights of Tenant hereunder.

            (vii) Tenant shall carry all necessary Worker's Compensation Insurance and shall furnish Landlord with evidence of any all such coverage.

            (viii) If any Tenant Change is undertaken by Tenant pursuant to the provisions of Section 11 or 12 of this Lease, then each request for payment shall be made on thirty (30) days' prior notice to Landlord and Mortgagee and shall be accompanied by a certificate to be made by the supervising architect or engineer, stating (a) that all of the work completed has been done in material compliance with the approved Plans and Specifications, (b) that the sum requested is justly required to reimburse the Tenant for payments by Tenant to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that all persons or entities that could otherwise claim a lien on any portion of or interest in the Leased Premises by reason of having rendered any services or materials for such work have either been paid in full and/or have duly, effectively and irrevocably waived and released all rights to any such liens, and that, when added to all sums previously paid out by the Landlord, such sum may not exceed ninety (90%) percent of the value of the work done to the date of such certificate, with final payment of the balance of the cost of the work to be made upon certification by the supervising architect or engineer as to completion in accordance with the approved Plans and Specifications. The amount of such proceeds remaining in the hands of the Landlord must be sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as Landlord may require an estimate of the cost of such completion).

            (ix) If any Tenant Change resulting from a Casualty or Condemnation involving an estimated cost in excess of Fifty Thousand ($50,000.00) Dollars is undertaken by Tenant pursuant to the provisions of this Lease, then each request for reimbursement shall be accompanied by waivers of lien which shall be satisfactory to Landlord and any Mortgagee, covering that part of the work for which payment or reimbursement is being requested and by a search prepared by a title company or licensed abstractor or by other evidence, satisfactory to Landlord and Mortgagee, that there has not been filed with respect to any part of the Leased Premises any mechanics' or other lien or instrument for the retention of title in respect of any of the work not discharged of record, and, if and as requested by, and satisfactory to, Landlord or any Mortgagee, title policy endorsements sufficient to evidence the foregoing and insure the priority of the requesting party's interest in the Leased Premises.

            (x) If any Tenant Change involving an estimated cost in excess of Fifty Thousand ($50,000.00) Dollars is undertaken by Tenant pursuant to the provisions of this Section 9 or of Section 11 or 12 of this Lease, then the request for any payment after the work has been completed shall be accompanied by such certificates permits and licenses required by any Laws and such other instruments and agreements as Landlord or any Mortgagee shall require.

            (xi) No Tenant Change shall impair the structural integrity of any building.

            (xii) Tenant recognizes that the use of the Leased Premises as a manufacturing facility is a legal non-conforming use under applicable zoning laws and regulations. No Tenant Change shall impair the legal non-conforming use status of the Leased Premises. Further, in the event of a Tenant Change resulting from a Casualty, the Leased Premises shall be restored in a manner such that the use of the Leased Premises after such Tenant Change will continue to be a legal non-conforming use under applicable zoning laws and regulations.

            (xiii) In connection with any Tenant Change undertaken pursuant to the provisions of this Section 9 or of Section 11 or 12 of this Lease, Landlord, if required by any Mortgagee, may require Tenant to post a reasonable bond or other security, as shall be reasonably satisfactory to such Mortgagee, to insure the lawful, safe and expedient completion of such Tenant Change.

10. INDEMNITY AND PUBLIC LIABILITY INSURANCE.

      (a) Tenant shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on the Leased Premises and resulting from the use, misuse, occupancy, possession or vacancy of the Leased Premises by Tenant or any concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Leased Premises. Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord for all reasonable costs, expenses, and liabilities it may incur in connection therewith. Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to Tenant or to any concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to, any property of any such persons. Tenant shall not make any claim or demand upon or institute any action against the Landlord as result of such injury or damage unless such injury or damage resulted from Landlord's (or Landlord's employees, agents, contractors, invitees and others who are on the premises at the request or Landlord) negligence or acts or omissions.

      (b) Tenant, at its cost and expense, shall obtain and maintain in force throughout the term of this Lease, comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Leased Premises, with limits of not less than Five Million ($5,000,000.00) Dollars for death or injuries to one person and not less than Five Million ($5,000,000.00) Dollars for death or injuries to two or more persons in one occurrence, and not less than Two Million Five Hundred Thousand ($2,500,000.00) Dollars for damage to property (all of the foregoing being hereinafter sometimes collectively referred to as the "Liability Insurance"). All such Liability Insurance obtained and maintained by Tenant shall name Landlord, any Mortgagee and Tenant as the insured parties therein and shall be obtained and maintained from and with a reputable and financially sound insurance company(ies) acceptable to Landlord, authorized to issue such insurance in the Commonwealth of Massachusetts.

      (c) The policies of insurance required under this Lease shall contain an agreement by the insurer that it will not cancel or modify such policy except after sixty (60) days' prior written notice to Landlord and any mortgagees by certified mail, return receipt requested. Not less than sixty (60) days prior to the expiration of such any insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof.

      (d) Tenant shall furnish Landlord and any Mortgagee with duplicate originals (or original certificates) of such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 10.

      (e) Tenant shall comply, notwithstanding any other provision, with the requirements of any ground lease and any mortgages relating to the insurance and to the proceeds of insurance maintained and required to be maintained by Tenant pursuant to the provisions of Sections 10 and 11 of this Lease.

      (f) All such insurance described in subparagraph (b) of this Section 10 shall:

            (i) be obtained from and maintained with reputable and financially sound insurance company(ies) acceptable to Landlord and any Mortgagees, authorized to issue such insurance in the Commonwealth of Massachusetts;

            (ii) be on and/or contain such terms and conditions as shall be satisfactory to Landlord and to any Mortgagees; and

            (iii) contain an agreement by the insurer that it will not cancel or modify such policy except after sixty (60) days' prior written notice to Landlord and any Mortgagees by certified mail, return receipt requested.

11. INSURANCE FOR DAMAGE OR DESTRUCTION AND WORKER'S COMPENSATION.

      (a) Tenant shall, throughout the term of this Lease, at its own cost and expense, obtain and maintain in full force and effect and in the name of Tenant, Landlord (as additional insured and loss payee), and, if so requested by Landlord, any Mortgagees (as additional insured and loss payee, as its interest may appear) (except that Landlord and any Mortgagee need not be named on any Worker's Compensation policy) as their respective interests may appear:

            (i) all risk insurance, together with a so called "terrorism" endorsement, including but not limited to collapse, loss or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism and malicious mischief, and water damage covering the Improvements and all replacements and additions thereto, and all fixtures, equipment and other personal property therein; the foregoing coverage shall be provided in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Improvements and shall be determined from time to time, at Tenant's expense, at the request of the Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier;

            (ii) if a sprinkler system shall be located in the Leased Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord and any Mortgagees;

            (iii) boiler and machinery broad form policy insurance covering explosions in respect of steam and pressure boilers and similar apparatus, if any, located on the Leased Premises in an amount equal to one hundred (100%) percent of the full replacement cost of the Improvements;

            (iv) war risk insurance as and when such insurance is obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national or public emergency exists or threatens, and in an amount not less than the full insurable value of the Leased Premises;

            (v) the Liability Insurance as provided in Section 10 of this Lease;

            (vi) Worker's Compensation insurance subject to statutory limits or better in respect of any work or other operations on about the Leased Premises;

            (vii) during the performance of any construction, broad form Builder's All-Risk insurance; and

            (viii) rent insurance on the "All Risks of Physical Loss" basis in an amount equal to one (1) year of the then current Minimum Rental and Impositions.

      (b) All such insurance described in subparagraph (a) of this Section 11 shall:

            (i) be obtained from and maintained with reputable and financially sound insurance company(ies) acceptable to Landlord and any Mortgagees, authorized to issue such insurance in the Commonwealth of Massachusetts;

            (ii) be on and/or contain such terms and conditions as shall be satisfactory to Landlord and to any Mortgagees;

            (iii) provide that the proceeds of any loss shall be payable to Landlord (but to be held in escrow by any recognized financial institution selected by Landlord), or, if Landlord so requests, to any Mortgagees in accordance with this Lease;

            (iv) contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days' prior written notice to Landlord and any Mortgagees by certified mail, return receipt requested; and

            (v) contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss.

      (c) Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord and any Mortgagee a certificate evidencing the replacement or renewal thereof.

      (d) Tenant shall furnish Landlord and any Mortgagees with duplicate originals (or original certificates) together with true copy(ies) of all insurance policies described in subparagraph (a) of this Section 11, including renewal and replacement policy(ies), together with written evidence that the premiums therefor (the "Premiums") have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 11, and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by the provisions of this Section 11 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

      (e) If any portion of the Leased Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord and Tenant shall, at its cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed Improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by Law. Landlord, in such event, shall, to the extent and at the times the insurer and any Mortgagees make the proceeds of the insurance available, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements, provided further that said reimbursements need be made only under such conditions that Landlord and any Mortgagees are assured that at all times the Leased Premises shall be free of liens or claims of liens by reason of such work, and provided further that the portion of the proceeds paid out at any time shall not exceed the value of the actual work and materials incorporated in the repaired, restored, rebuilt or replaced Leased Premises and that the conditions described in Section 9 are complied with and that Landlord shall not disburse insurance proceeds for any purpose other than for expenses incurred by Tenant to replace the Leased Premises. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the term of this Lease, Tenant shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid. Any surplus of insurance proceeds over the cost of restoration, net of all expenses incurred by Landlord in connection with the administration thereof, shall be paid over to Landlord. Notwithstanding the foregoing, if such damage or destruction shall occur during the last three years of this Lease, Tenant may, on notice given within one hundred twenty (120) days after the date of the casualty, terminate this Lease, in which event Tenant shall have no obligation to re-build.

      (f) In the event of any damage to or destruction of the Leased Premises, Tenant shall promptly notify Landlord and any Mortgagees and shall file prompt proof of loss to the relevant insurance company(ies).

      (g) The obligation to pay the rent provided for herein and to otherwise perform Tenant's obligations hereunder shall be abated during the period that the Leased Premises are unusable following damages to the Leased Premises.

      (h) The provisions and requirements of all of Section 9 shall apply with respect to any repairing, restoring, rebuilding or replacing made pursuant to
Section 11; and same shall be made in accordance with the Plans and Specifications to the extent required hereunder.

      (i) As to any loss or damage which may occur upon the property of a party hereto and be collected under any insurance policy(ies), such party hereby releases the other from any and all liability for such loss or damage to the extent of such amounts collected.

      (j) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under Sections 10 and 11 of this Lease, unless Landlord, and with respect to the insurance described in Section 11, and any Mortgagees designated by Landlord, are included therein as named insured, with loss payable as in said Sections, provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord Lessor duplicate originals thereof, or original certificates evidencing the same with true copies thereof, as provided in this Lease.

12. CONDEMNATION

      (a) In the event that at any time during the term of this Lease, title to the whole or materially all of the Improvements on the Leased Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking (herein called the "Taking Date") and the rent provided to be paid by the Tenant shall be apportioned and paid to the Taking Date.

      (b) If (i) thirty-five (35%) percent or more of the gross area of the Improvements on the Leased Premises shall be taken, or (ii) substantially all reasonable means of ingress and egress to and from the Leased Premises are permanently eliminated by reason of such a taking, then and in any of such events, Landlord and Tenant shall each have the right to terminate this Lease on the next day for payment of Minimum Rental occurring at least one hundred twenty
(120) days after notice to the other given within ninety (90) days after the Taking Date.

      (c) In the event of any taking of the Leased Premises and if this Lease shall not terminate as provided in subsection 12(a) and 12(b) above, then this Lease shall continue unaffected (except as hereinafter specifically otherwise provided) and Landlord shall be entitled to all awards, damages, consequential damages and compensation for such taking, and Tenant shall not be entitled to share in any such award or have any claim against Landlord for any part thereof, provided: (i) Landlord shall to the extent the award paid with respect to the Leased Premises is made available to Landlord, reimburse Tenant for its cost of demolition, repair, rebuilding and restoration to return the Improvements to a tenantable condition, as and when expended, and paid in like manner and subject to the provisions and conditions contained in Section 9 above, which provisions and conditions shall be deemed to apply to such demolition, repair, rebuilding and restoration; (ii) the Minimum Rental payable by Tenant to Landlord annually under Section 3 hereof, from and after the date of restoration of the Leased Premises, shall be reduced to reflect the percentage of the usable space taken. In the event of any taking which does not result in a termination of this Lease, Tenant shall promptly make such demolition, repair, rebuilding and restoration as are necessary to return the Leased Premises to a tenantable condition (in accordance with the Plans and Specifications, to the extent same is practicable), and in the event that the cost of such demolition, repair, rebuilding and restoration shall exceed the Net Award collected by the Landlord, Tenant shall pay the deficiency. Notwithstanding anything stated to the contrary herein, in the event of any taking of the Leased Premises and if this Lease shall not terminate as provided in subsection 12(a) and 12(b) above, and this Lease continues unaffected (except as hereinafter specifically otherwise provided), Landlord's Mortgagee shall have the right to cause Landlord to apply all awards, damages, consequential damages and compensation for such taking towards paying down any outstanding principal debt in connection with the Leased Premises, owed by Landlord to Landlord's Mortgagee.

      (d) In the event Landlord is advised of an impending condemnation, Landlord shall give notice of such fact to Tenant and Tenant, at its election, shall be entitled to participate in any negotiations or litigation with the condemning authority.

      (e) Notwithstanding the foregoing, Tenant, at its cost and expense, shall be entitled to separately claim, in any condemnation proceeding, any damages payable for movable trade fixtures paid for and installed by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord, and for Tenant's loss of business, and for Tenant's relocation costs; provided Landlord's award is not reduced or otherwise adversely affected thereby. Tenant shall make no claim for the value of its leasehold estate.

13. REMOVAL OF TENANT'S PROPERTY.

      Provided Tenant is not then in default hereunder, Tenant shall have the right, at any time during the term of this Lease, to remove "Tenant's Property", consisting of machinery, trade equipment, business and trade fixtures, and other trade equipment placed, installed, supplied or made by it in or on the Leased Premises at Tenant's cost and expense (without any contribution or reimbursement therefore by Landlord), and which may be removed without material injury to the Leased Premises; provided, however, that any damage to the Leased Premises or any part thereof occasioned by such removal shall be repaired by Tenant at Tenant's cost and expense. As used herein and hereafter, the term "Tenant's Property" shall not include or be deemed to include any item now or hereafter installed in or on the Leased Premises that is an integral part of the improvements, including, without limiting the generality of the foregoing, heating, ventilating, and air conditioning plants and systems, electrical and plumbing fixtures and systems and other like equipment and fixtures, if any.

14. SUBORDINATION, NON-DISTURBANCE, NOTICE TO LESSORS AND MORTGAGEES.

      (a) This Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any other underlying and ground leases (the "Ground Lease") of all or any portions of the Leased Premises, now or hereafter existing (collectively, the "Superior Leases" and the holder(s) thereof are hereinafter referred to collectively as the "Superior Lessors") and to all mortgages which may now or hereafter affect all or any portions of the Leased Premises and/or the Ground Lease (individually, a "Mortgage" and collectively, the "Mortgages" and the Mortgagee(s) thereof are hereinafter referred to collectively as the "Mortgagees"), to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of the Superior Leases and the Mortgages and spreaders and consolidations of such Mortgages; provided, that, as to any Superior Leases (a) existing as of the date hereof and (b) entered into by Landlord as lessor and/or Mortgages encumbering Landlord's Land or any part thereof that become liens of record after the date of this Lease, the Superior Lessors and/or Mortgagees thereunder shall each enter into a non-disturbance agreement, in favor of Tenant, to provide that in the event its said Mortgage shall be foreclosed or its said Superior Lease shall be terminated, as the case may be, and provided, however, that if there is no uncured Event of Default hereunder, this Lease shall not terminate on account thereof so long as Tenant continues to pay rents reserved in this Lease and otherwise performs and observes in all material respects the terms, covenants, conditions and provisions of this Lease to be performed and observed by or on behalf of Tenant thereunder, and provided, further, that Tenant shall be entitled to exercise all of its rights under the Lease. At the request of the Superior Lessor or Mortgagee such non-disturbance agreement also may contain the provisions referenced in paragraph (c) below and shall be in such form as it reasonably requires. The provisions of this subsection (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instruments that Landlord, the Superior Lessors or the Mortgagees or any of their respective successors in interest, may reasonably request to evidence such subordination. If any Mortgagees shall, from time to time, so require, this Lease shall be prior in lien to the lien of its or their respective Mortgages.

      (b) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Mortgagee, and the Superior Lessors whose names and addresses shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall not have been cured within thirty (30) days after notice from Tenant unless such act or omission is not capable of being remedied by Landlord or any Mortgagee or the Superior Lessors within such thirty (30) day period, a cure has been commenced within such period and completed with a reasonable period of time thereafter.

      (c) If the Ground Lessor or the Superior Lessors or a Mortgagee shall succeed to the rights of Landlord under this Lease whether through possession of foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment which such Successor Landlord shall agree to accept if so requested by Tenant, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such power being coupled with an interest. Upon such attornment, this Lease shall continue in full force and effect as, and as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions set forth in this Lease, and all such terms, covenants and conditions shall be applicable after such attornment except that the Successor Landlord shall:

            (i) not be liable for any previous act or omission of Landlord under this Lease,

            (ii) not be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued or which may thereafter accrue to Tenant against Landlord, and

            (iii) not be bound by any previous modification of this Lease, not expressly provided for in this Lease, other than a modification of this Lease executed by Landlord and Tenant prior to the execution of any Superior Lease or Mortgage, or by any previous prepayment of more than one month's Minimum Rental, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessors or the Mortgagee(s) through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

15. NON-WAIVER.

      Neither a failure by the Landlord to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of the Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the Landlord may be entitled either at law or in equity.

16. QUIET ENJOYMENT.

      If Tenant pays rent it is obligated hereunder to pay, and observes all other terms, covenants and conditions hereof, it may peaceably and quietly have, hold and enjoy the Leased Premises during the term of this Lease, subject, however, to all the terms of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make any deduction from or offset against any rent or any other sum payable under this Lease, or to fail to perform any other obligations of Tenant hereunder.

17. ASSIGNMENT AND SUBLETTING.

      (a) Tenant shall not assign, sublet the whole or any portion of the Leased Premises, or otherwise transfer the Leased Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, that it shall not be unreasonable for Landlord to withhold such consent if the same shall be in violation of any Mortgage or if any Mortgagee shall not give its consent to the same where such Mortgagee is entitled to give such consent by the terms of its Mortgage; provided, further, that if required by such Mortgagee with respect to any request to assign this Lease, the consent to the assignment shall be conditioned upon the agreement of Tenant to remain liable under the Lease. If Tenant shall desire to obtain Landlord's consent to any such transfer, Tenant shall give written notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and its proposed use of the Leased Premises, and (iii) current financial information with respect to the proposed assignee or sublessee, including, without limitation, its most recent financial report, if available, and such other information as Landlord may reasonably request. The consent of Landlord shall not be required in connection with an assignment of this Lease pursuant to a merger or consolidation of Tenant into another entity or in connection with the sale by Tenant of all or substantially all of its business and assets or a transfer to a parent or subsidiary of Tenant.

      (b) Subject to the requirements set forth in Section 17(a) hereof, Tenant may assign this Lease or sublet the Premises upon condition that:

            (i) Any assignment shall transfer to the assignee all of Tenant's rights in, and interest under, this Lease.

            (ii) At the time of any assignment and/or subletting, this Lease must be in full force and effect without any breach or default thereunder beyond applicable notice and grace periods on the part of the Tenant and without the existence of any condition, matter or state of fact which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

            (iii) Any assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease including any accrued obligations at the time of the assignment. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by the assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing such assumption agreement, shall be sent to Landlord within ten (10) days from the effective date of such assignment.

            (iv) A copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord within ten (10) days from effective date of such subletting.

            (v) Such assignment and/or subletting shall be subject to all the provisions, terms, covenants and of this Lease and the Tenant-assignor and such assignee(s) shall continue to be and remain liable hereunder, it being expressly understood and agreed that no assignment or subletting of the Leased Premises shall, in any way, relieve Tenant or any subsequent assignee(s) from the performance of any of the agreements, terms, covenants and conditions of this Lease.

            (vi) Each sublease shall contain provisions to the effect that (A) such sublease is only for the actual use and occupancy by the sublessee, and (B) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder, and (C) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Landlord's option, attorn to Landlord and waive any rights the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

      (c) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Leased Premises or to any assignment of this Lease or any portion thereof, no subtenant shall assign its sublease nor further sublease the Leased Premises or any portion thereof, and no assignee shall further assign its interest in this Lease nor sublease the Leased Premises or any portion thereof, without Landlord's prior written consent in each of such cases.

      (d) Tenant's failure to comply with all of the provisions and conditions of this Section 17 and all of the subsections hereof shall (whether or not Landlord's consent is required under this Section), at Landlord's option, render any purported assignment or subletting null and void and of no force or effect.

      (e) Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect without the consent of Landlord.

18. ENTRY BY LANDLORD.

      Landlord, any Superior Lessor(s) and any Mortgagee(s), and their respective duly authorized representatives shall have the right to enter the Leased Premises at all reasonable times and upon reasonable prior notice for the purposes of:

      (a) inspecting the condition of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements); and

      (b) exhibiting the same to persons who may wish to purchase or lease the same, and, during the last six (6) months of the term of this Lease, placing a notice of reasonable size on the Leased Premises offering the same or any part thereof for sale or for rent.

19. TENANT'S DEFAULT.

      The following shall be defined and deemed as an "Event of Default": (a) if Tenant shall default in the payment of the Minimum Rental or any additional rent or any other sum due hereunder and if Tenant shall fail to cure said default within five (5) days after same is due; or, (b) if Tenant shall default in the performance or observance of any term, obligation, covenant or condition to be performed or observed by Tenant under this Section 19 or under any of Sections 6(b) 10, 11, 17 or 27(a) of this Lease and such failure or default shall continue for thirty (30) days after notice thereof from Landlord; or (c) if Tenant shall default in the performance or observance of any term, obligation, covenant or condition to be performed or observed by Tenant under subsection 7(a)(ii) and if Tenant shall fail to cure said default prior to the expiration of any grace or cure period, if any, provided in the Restriction the failure to comply with which constitutes Tenant's default under said subsection 7(a)(ii); or (d) if Tenant shall default in the performance or observance of any other term, obligation, covenant or condition to be performed or observed by Tenant under this Lease and if Tenant shall fail to cure said default within twenty
(20) days after receipt of notice of said default from Landlord, or if said default shall reasonably require longer than twenty (20) days to cure, if Tenant shall fail to commence to cure said default within twenty (20) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence, or (e) if Tenant shall make an assignment of its property for the benefit of creditors or shall institute any proceedings relating to it or its property under any bankruptcy or insolvency laws of any jurisdiction or shall petition to any court for, or consent to, the appointment of a receiver, trustee or assignee of it or any part of its property, or (f) if an order for relief under any provisions of the Bankruptcy Reform Act of 1978, as same may be amended, shall be entered against Tenant and is not stayed or dismissed within ninety (90) days, or (g) if Tenant shall be declared bankrupt or insolvent according to law, or (h) if any bankruptcy or insolvency proceedings shall be commenced against Tenant and shall not be stayed or dismissed within ninety (90) days thereafter, or (i) if a receiver, trustee, or assignee shall be appointed without the consent of Tenant in any bankruptcy or insolvency proceedings of Tenant or the property of Tenant and shall not be stayed or discharged within ninety (90) days thereafter, or (j) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward its liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all of its assets, or (k) if, as a result of any failure by Tenant (other than as otherwise provided in this Section 19) to perform or observe any of the terms, obligations, covenants or conditions to be performed or observed by it under this Lease, a breach or default shall have occurred and be continuing under any Superior Lease or Mortgage. The word "Tenant" as used in subsections
(e), (f), (g), (h), (i), (j) and (k) of this Section 19 shall mean the then holder of the Tenant's interest in this Lease hereunder and/or other persons who or which are liable for any of Tenant's obligations under this Lease. Any defaults in Tenant's liabilities or obligations under this Lease occasioned by any acts or failures to act by any persons having or claiming any right, title and interest in or to the Leased Premises by, through or under Tenant, shall be deemed the default of Tenant hereunder. If this Lease is terminated pursuant to this section 19, Tenant waives (i) the benefit of any Laws exempting property from liability for rent or for debt, and (ii) the service of any notice which may be required by any Laws.

      In case of the occurrence of any Event of Default hereinbefore provided, Landlord shall have the immediate right of reentry and may remove all persons and property from the Leased Premises by summary proceedings, lawful force or otherwise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by Laws) Landlord shall have the right, at its option, to terminate this Lease on not less than two (2) days notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if the date were the expiration date originally set forth herein and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Leased Premises or any part(s) thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Leased Premises is located) and reasonable attorneys' fees and of the cost of such alterations and repairs, third, to the payment of rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceedings(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant's account; and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceedings as aforesaid. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth, at the time of such termination, of the excess, if any, of the amount of rental and charges equivalent to the rental and charges reserved in this Lease for the remainder of the then term of this Lease, over the aggregate rental value of the Leased Premises for the remainder of such term, all of which shall be immediately due and payable from Tenant to Landlord. If any Laws shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise. In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever (including, without limitation, attorneys' fees and expenses), directly or indirectly, arising out of, resulting from or otherwise in connection with the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warranty or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate, including, without limitation, any representation, warranty or covenant given or made by Tenant under that certain Contract of Purchase and Lease executed by and between Landlord or its predecessor-in-interest, as purchaser, and Tenant or its predecessor-in-interest, as seller, respecting the acquisition of the Leased Premises by Landlord and contemporaneously with the consummation of which this Lease was executed, all of which representations, warranties and covenants are hereby incorporated by reference herein this Lease.

20. TAX APPEALS AND CONTESTS.

      (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Imposition of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Imposition unless the Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Imposition, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay, if any; or (iii) shall deposit with Landlord or the Ground Lessor or any Superior Lessor or Mortgagee, as security for the performance by the Tenant of its obligations hereunder with respect to such Impositions, such security in amounts equal to such contested amount and such other security as may be demanded by the Landlord or the Ground Lessor or any Superior Lessor or Mortgagee to insure payment of such contested Imposition and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including counsel fees), interest, penalties or other liabilities in connection therewith, whereupon the Landlord shall arrange to have returned to the Tenant, with any interest (less an administrative fee of one (1%) percent per annum) earned thereon and made available for such return, all amounts, if any, held by or on behalf of Landlord which were deposited by the Tenant in accordance with the provisions hereof.

      (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Leased Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder beyond any applicable notice and grace periods, beyond any applicable notice and grace periods, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same (except for tax refunds for any period prior to the date hereof).

      (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or the Ground Lessor or any Superior Lessor or Mortgagee to the risk of any material civil liability or the risk of any criminal liability and Tenant shall give such reasonable indemnity or security to Landlord, any Superior Lessor and any Mortgagee as may reasonably be demanded by any of them to insure compliance with the foregoing provisions of this Section 20.

21. SIGNS.

      Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from governmental authorities, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Leased Premises. Tenant shall remove all such signs and any damage caused by such removal shall promptly be repaired by Tenant, all at Tenant's sole cost and expense, upon the termination of its occupancy of the Leased Premises.

22. SURRENDER OF PREMISES.

      Except in the case of condemnation described in subsection 12(a), at the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall within thirty (30) days of such time remove all Tenant's Property and shall repair any damage to the Leased Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Leased Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Leased Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

23. BROKER.

      Tenant represents and warrants to Landlord that it has not dealt with any broker or person acting as broker, finder or salesperson in connection with this Lease. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person who has dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this
Article 23 shall survive the Expiration Date.

24. "LANDLORD" DEFINED.

      (a) The term "Landlord" as used in this Lease, means only the owner of the Leased Premises for the time being, so that in the event of any sale or other transfer of the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties and any successor of Landlord, that such successor has assumed and agreed to perform and observe all liabilities and obligations of Landlord hereunder.

      (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability on any of Landlord's stockholder, members, partners, officers, directors, employees or agent in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's and such persons' remedies and claims for damages.

25. TENANT'S PAYMENTS.

      Each and every payment and expenditure, other than Minimum Rental and other than costs for any additions, alterations, repairs, replacements and improvements to the Improvements, which are required to be paid by Tenant under this Lease shall be deemed to be additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, on demand by Landlord and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by Laws in the case of non-payment of Minimum Rental. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Tenant agrees to pay or reimburse Landlord, on demand, for any reasonable costs and expenses that may be incurred by Landlord or any Superior Lessor or Mortgagee in connection with its or their review of any instrument or documents requested by Tenant pursuant to this Lease or relating to the Leased Premises including but not limited to the costs and expenses of making such investigations as Landlord and said entities shall deem appropriate and the reasonable legal fees and disbursements of Landlord and said entities and their counsel. All payments of Minimum Rental hereunder shall be made to Landlord by check, as Landlord may direct, at the address set forth in the beginning hereof unless otherwise provided herein or at such other address as may be designated by Landlord, or by wire transfer of federal funds to an account or accounts designated by Landlord.

26. RIGHT TO CURE DEFAULTS.

      If Tenant shall fail to fully comply with any of its liabilities or obligations under this Lease (including, without limitation, its obligation to make repairs, maintain various policies of insurance, comply with all Laws and pay all Impositions and bills for utilities), then three (3) days after the giving of written notice of such breach to Tenant (except that prior written notice shall not be required in the event of an emergency) Landlord shall have the right, at its option, to cure such breach at Tenant's cost and expense. Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages and expenses resulting therefrom or incurred in connection therewith, together with interest thereon from demand at the Default Rate, promptly upon demand.

27. COVENANT AGAINST LIENS.

      (a) If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, the Ground Lessor, any Superior Lessor, any Mortgagee and/or any portion of the Leased Premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord against and save Landlord harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option in addition to its other rights or remedies of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the "Default Rate") promptly upon demand.

      (b) All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies or equipment furnished or to be furnished to the Tenant upon credit, and that no mechanic's or other lien for any such labor, services, materials, supplies or equipment shall attach to or affect the estate or interest of Landlord in and to the Leased Premises.

28. WAIVER OF REDEMPTION.

      It is understood by Tenant that Landlord is unwilling to enter into any lease of the Leased Premises unless the statutory rights of redemption after a dispossess proceeding and to a second further trial after an action in ejectment shall be waived by Tenant (unless such second or further trial results from an Appellate Court decision reversing the decision of the first trial) and Tenant being willing to waive all such rights of redemption conferred by statute in order that it may secure a lease, Tenant covenants and agrees that in the event of an action for ejectment or any other action or proceeding to dispossess, terminating this Lease, the right of redemption provided or permitted by any Laws and the right to any second or further trial provided or permitted by any laws, shall be and hereby are expressly waived (unless such second or further trial results from an Appellate Court decision reversing the decision of the first trial). Tenant hereby expressly waives the service of any notice in writing of intention to reenter as provided for or may be provided for in and by the laws of the State in which the Leased Premises is located, as the same may from time to time exist.

29. LANDLORD'S AND TENANT'S CERTIFICATES.

      Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged and delivered to the Ground Lessor, any Superior Lessor, Mortgagee, assignee of any Mortgages or purchaser, or any proposed Mortgagee, or proposed assignee or sub-tenant of Tenant or any other person, firm or corporation specified by Landlord or Tenant:

      (a) That this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

      (b) Whether or not there are then existing any breaches or defaults by the other party under any of the terms of this Lease and specifying such breach or default or any setoffs or defenses against the enforcement of any of the agreements, terms, covenant or conditions of this Lease upon the part of the Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

      (c) The dates, if any, to which the rental(s) and other charges under this Lease have been paid in advance.

30. WAIVER OF TRIAL BY JURY.

      Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Minimum Rental or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

31. NET LEASE.

      This is an absolutely net lease, and, except as otherwise specifically provided in Section 11 or 12 of this Lease, this Lease shall not terminate nor shall Tenant have any, right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the Leased Premises from whatever cause, any taking by condemnation, eminent domain or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of the Leased Premises, the interference with such use by any persons, corporations or other entities, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of ownership of the Leased Premises otherwise than pursuant to an express provision of this Lease, or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any Laws to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Minimum Rental, additional rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated or abated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee of, or successor to Landlord, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding.

32. MISCELLANEOUS PROVISIONS.

      (a) NOTICES. Any notice, exercise of option or election, communication, request or other document or demand required or permitted under this Lease shall be in writing and shall be given to Landlord or Tenant by Federal Express or other similar national, reputable, overnight courier which provides proof of delivery, registered or certified mail, return receipt requested, postage prepaid, to the parties at the address listed below:

                  (i)   to the Landlord as follows:

                        WM Realty Management, LLC
                        One Bella Drive (a/k/a 48 Town Farm Road)
                        Westminster, Massachusetts 01473
                        Attention: Andrew A. Levy, Manager

                        And Copy to:

                        Katsky Korins LLP
                        605 Third Avenue
                        New York, New York 10158
                        Attention: Asher S. Levitsky P.C.

                  (ii)  to the Tenant as follows:

                        Ranor, Inc.
                        One Bella Drive (a/k/a 48 Town Farm Road)
                        Westminster, Massachusetts 01473
                        Attention: Stanley Youtt, President

                        And Copy to:

                        Katsky Korins LLP
                        605 Third Avenue
                        New York, New York 10158
                        Attention: Asher S. Levitsky P.C.

Either party may, from time to time, change the address at which such written notices, exercise of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party(ies) written notice of such changed address, pursuant to the terms hereinabove set forth. Tenant shall send copies of any and all said notices and other communications addressed to Landlord, to any Mortgagees and Superior Lessors, who shall be designated by Landlord, in the same manner as notices are required to be sent to Landlord, and at such addresses as Landlord may from time to time designate by notice to Tenant. Contemporaneously with the execution of this Lease, Landlord is providing Tenant with the name, address and contact person for the Mortgagee with respect to the Leased Premises, and Tenant acknowledges receipt of such notice.

      (b) RELATIONSHIP OF THE PARTIES. It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

      (c) APPLICABILITY. Whenever a provision in this Lease is stated to apply to the term of this Lease, or words of similar import, the same shall be deemed to mean and include any Option Term as well, unless specific reference is made to such provisions as having applicability only to all or any portions of the Initial Term and/or any Option Term.

      (d) GOVERNING LAWS. This Lease shall be governed exclusively by the provisions hereof and by, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

      (e) INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      (f) WAIVER. Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. Acceptance by Landlord of Minimum Rental, additional rent or any other charges paid by Tenant hereunder shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

      (g) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

      (h) SOLE AGREEMENT. This Lease sets forth all the promises, inducements, agreements, conditions and understandings between Landlord and Tenant relative to the demise of the Leased Premises, and there are no promises, agreements, conditions or understandings, either oral or written, express or implied between them, other than as herein incorporated or set forth with respect to such demise. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party(ies) to be charged therewith.

      (i) SHORT FORM OF LEASE. A short form of Lease for recording purposes only, in form satisfactory to Landlord's counsel, shall, simultaneously with the execution hereof, and at any time hereafter upon the request of Landlord, be executed by Landlord and Tenant in recordable form.

      (j) CAPTIONS. The captions of the several Sections and subsections of this Lease and table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

      (k) SUCCESSORS AND ASSIGNS. Except as may be expressly otherwise provided herein, the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Landlord and its successors and assigns and the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Tenant and its successors and permitted assigns.

      (l) NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly,
(i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Leased Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Leased Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

      (m) RIGHTS OF SUPERIOR LESSOR. Any rights provided herein for the benefit of any Mortgagees shall apply with equal force and effect for the benefit of the Ground Lessor and any Superior Lessors as if expressly so stated in each instance.

      (n) OWNERSHIP OF LEASED PREMISES. Tenant acknowledges that the Leased Premises are the property of Landlord and that Tenant has only the right to the possession and use thereof upon the terms, covenants and conditions set forth in this Lease.

      (o) ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Improvements shall, at any time during the Term hereof, encroach upon any property, street or right of way adjoining or adjacent to the Leased Premises, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Premises, or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Leased Premises are subject, or shall impair the rights of others under such easement or right-of-way, then promptly upon the request of the Landlord at the behest of any persons affected by any such encroachment, violation, hindrance, obstruction or impairment, Tenant shall, at its cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, but only with Landlord's prior written consent, the alteration or removal of any of the Improvements. Any such alteration or removal consented to by Landlord shall be made by Tenant in accordance with the requirements of Section 9, above. Tenant's obligations under this subsection 32(o) shall survive the expiration or sooner termination of this Lease.

      (p) ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Mortgagees and the Ground Lessor and any Superior Lessors, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

      (q) CONSENT BY LANDLORD. Wherever in this Lease Landlord agrees not to unreasonably withhold its consent or approval, or words of like import, Tenant agrees that it shall not be unreasonable for Landlord to withhold, such consent or approval (i) if by granting such consent or approval Landlord shall be in violation of any Mortgage, the Ground Lease or any Superior Lease, or (ii) the Ground Lessor, and Superior Lessor or any Mortgagee shall not give its consent or approval thereto where its consent or approval is required or where the Ground Lessor, or any Superior Lessor or any Mortgagee is entitled to give its consent or approval by the terms of the Ground Lease, any Superior Lease or its Mortgage. Anything herein contained to the contrary notwithstanding, any consent or approval given by Landlord in or pursuant to the terms of this Lease with respect to any act or matter to which the Ground Lessor, any Superior Lessor or a Mortgagee is entitled by the terms of the Ground Lease, any Superior Lease or its Mortgage to consent or approve shall be of no force or effect, and shall be deemed to have been withheld, unless accompanied by the written consent or approval of the Ground Lessor, any Superior Lessor or Mortgagee. In the event that a claim or adjudication is made that Landlord has acted unreasonably or unreasonably delayed acting in any case where by law or under this Lease it has an obligation to act reasonably or promptly, Landlord shall not be liable for any monetary damages, and Tenant's remedies shall be limited to injunctive relief or declaratory judgment. Any dispute relating to the withholding or delay of consent by Landlord may be determined, at Tenant's option, under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (presently Rules 53 through 57); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) business days from the date of mailing, (ii) the parties shall notify the American Arbitration Association, by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with the second sentence of Rule 54, (iii) the Notice of Hearing referred to in Rule 55 shall be four (4) days in advance of the hearing, (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, and (v) the arbitrator shall have no right to award damages. Judgment upon any decision rendered in any arbitration held pursuant to this Article shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any Court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

      (r) HOLDOVER. If Tenant should remain in occupancy of the Leased Premises after the expiration of the lease term, Tenant shall (i)for the first sixty days of such occupancy, pay Minimum Rental equal to one hundred fifty (150%) percent and thereafter two hundred (200%) percent of the Minimum Rental payable hereunder for the last year of the Initial Term or the Option Term, as the case may be, prorated for the period that Tenant remains in occupancy, (ii) pay all additional rent required hereunder, and (iii) otherwise comply with the terms of this Lease. Nothing herein is intended to grant Tenant the option to remain in occupancy at such rental or limit Landlord's remedies in such event.

      (s) All sums of money or charges of any kind payable by Tenant to Landlord pursuant to this Lease, other than Minimum Rental are items of "additional rent" and Landlord shall have the same rights with respect to the collection thereof and the enforcement of payment thereof as Landlord has with respect to the payment of Minimum Rental.

33. LATE CHARGES.

      (a) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the term of any mortgage or trust deed encumbering the Leased Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date on which such sum is due, Tenant shall pay to Landlord a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      (b) Any amount due Landlord not paid within ten (10) days after the date on which such amount is due shall bear interest from the due date of such amount at a rate (the "Default Rate") equal to the lesser of (i) the maximum rate of interest permitted under the laws of the Commonwealth of Massachusetts or (ii) the greater of (A) eighteen percent (18%) per annum or (B) the rate per annum which is four percent (4%) above the prime rate of Citibank, N.A. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

34. ENVIRONMENTAL LAWS.

      The term "Environmental Laws" shall mean all Federal, State and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980 ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any federal or state department of natural resources or environmental protection agency now or at any time hereafter in effect.

      Tenant covenants and agrees to comply in all material respects with applicable Environmental Laws and provide to Landlord, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Tenant or Landlord or a cleanup, removal, remedial action, or other response by or on the part of Tenant or Landlord under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Tenant or Landlord for an alleged violation of Environmental Laws. In the event of any such circumstance, Tenant agrees, at its expense and at the request of Landlord to permit an environmental audit solely for the benefit of Landlord, the Ground Lessor, the Superior Lessors or the Mortgagees, to be conducted by Landlord or the Ground Lessor, the Superior Lessors or the Mortgagees or an independent agent selected by Landlord or the Ground Lessors, the Superior Lessors or the Mortgagees and which may not be relied upon by Tenant for any purpose. This provision shall not relieve Tenant from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws. If in the opinion of Landlord or the Ground Lessor or any Superior Lessor or a Mortgagee there exists any uncorrected violation by Tenant of an Environmental Law or any condition which requires, or may require, a cleanup, removal or other remedial action by the Tenant under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within ninety (90) days from the date of written notice from Landlord to Tenant, the same shall at the option of the Landlord constitute an Event of Default.

      Tenant shall indemnify and hold Landlord, the Ground Lessor, any Superior Lessor and any Mortgagee harmless from and against, and the Tenant hereby agrees to reimburse Landlord, the Ground Lessor, any Superior Lessor and any Mortgagee with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys, fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against, incurred by or required to be paid by Landlord, the Ground Lessor, any Superior Lessor and any Mortgagee at any time and from time to time from and after the Commencement Date of this Lease by reason of or arising out of the ownership, construction, occupancy, operation, use or maintenance of the Leased Premises resulting in or giving rise to a breach or violation of any Environmental Laws. This indemnity applies, without limitation, to any violation of any Environmental Law and any and all matters arising out of any act, omissions, event or circumstance existing or occurring (including without limitation, the presence on the Leased Premises or release from the Leased Premises of hazardous substances or solid waste disposed of or otherwise released, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA and the terms "solid waste" and "disposed" shall have the meanings specified in RCRA. However, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of the amendment and provided further, to the extent that the laws of the Commonwealth of Massachusetts establish a meaning for "hazardous substance", "release", "solid waste", or "disposed" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

35. [INTENTIONALLY DELETED]

36. TRANSFER TAXES.

      Tenant agrees that Tenant shall be liable for any and all state and local transfer taxes, payable in connection with this Lease, including, without limitation, by virtue of the fact that this Lease is a lease coupled with the granting of the Option to Purchase. Tenant agrees to deliver to Landlord, simultaneously with the execution of this Lease, applicable state and local transfer tax returns duly executed and acknowledged, together with a check or checks for the applicable transfer taxes. Tenant agrees to indemnify and hold Landlord harmless from and against any losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Landlord as a result of Tenant's failure to pay the applicable transfer taxes .

37. OPTION TO PURCHASE.

      (a) Landlord hereby grants Tenant the option the purchase (the "Option to Purchase") the Entire Parcel, such being Landlord's entire ownership position including assignment of underlying leases, exercisable at any time beginning one year and one day from the date hereof and extending through the Term at Appraised Value. Said Option may be exercised only if Tenant is in compliance in all material respects with the terms and conditions of this Lease at the time of exercise. Appraisals of the Premises shall be obtained by two local recognized MAI appraisers, one chosen by Tenant and one chosen by Landlord, who shall value the Premises at fair market value. Once the appraisals are complete, the parties shall compare the two valuations. If the valuations are within ten percent (10%) of each other, then the valuation of the Premises shall be the average of the two appraisals. If the valuations are more than ten percent [10%] of each other, and the parties cannot agree upon a valuation, then the two appraisers appointed above shall appoint a third MAI appraiser to appraise the Premises at fair market value. Once the third appraisal is completed, the Appraised Value of the Premises shall be the average of the appraisals. Notwithstanding the foregoing, in the event that all or any part of the Entire Parcel is subject to a first Mortgage, if required by the Mortgagee, the purchase price payable pursuant to the Option to Purchase shall not be less than (i) Landlord's costs associated with the closing of the sale pursuant to the Option to Purchase and (ii) the principal, the accrued interest and any other sums that may then be due and owing to Mortgagee under the Mortgage (including Mortgagee's reasonable attorneys' fees) on the intended date of closing, as set forth in the Exercise Notice, as hereinafter defined. The Option to Purchase is exercisable upon notice (the "Exercise Notice") given by Tenant to Landlord, not less than six months prior to the intended date of closing. If Tenant elects to exercise the Option to Purchase, the Entire Parcel shall be conveyed by Landlord to Tenant by Bargain & Sale Deed with Covenants against Grantor's Acts (or equivalent) and the Entire Parcel will be delivered at the closing thereof in its then "as-is" condition, without representation or warranty by Landlord, and subject to all then-existing title encumbrances, except that Landlord agrees that Landlord will discharge all mortgages, liens and other title encumbrances that are in a liquidated amount only if and to the extent the same encumber the Entire Parcel other than due to the acts or omissions of Tenant or Tenant's agents, servants and employees. The purchase price shall be paid by good certified check of Tenant or official check issued by any bank, savings bank, trust company or savings and loan association having a banking office in the Commonwealth of Massachusetts, unendorsed and payable to the order of Landlord, or as Landlord may otherwise direct. The closing will take place at the offices of Landlord or Landlord's attorneys. The Option to Purchase is personal to Tenant only and may not be assigned by Tenant. Tenant agrees to pay all state and local transfer taxes payable in connection with the transfer of the Entire Parcel pursuant to the Option to Purchase.

      (b) Notwithstanding the foregoing provisions of this Paragraph 37, if on the date that Tenant exercises the Option to Purchase, or if on any subsequent date up to and including the date upon which the closing on the sale of the Entire Parcel occurs, there is an Event of Default (beyond any cure period) of the nature which would adversely affect Landlord subsequent to the transfer of the Entire Parcel to Tenant, Tenant's exercise of the Option to Purchase shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no other additional right to exercise such Option to Purchase, which shall be deemed waived by Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.


                                        Landlord:

                                        WM REALTY MANAGEMENT, LLC

                                        By:
                                            ------------------------------------
                                        Name:  Andrew A. Levy
                                        Title: President


                                        Tenant:

                                        RANOR, INC.

                                        By:
                                            ------------------------------------
                                        Name:  James G. Reindl
                                        Title: Chairman

                                    EXHIBIT A

                       Leased Premises - Legal Description

Beginning at a Massachusetts Highway Bound on the northeasterly sideline of Massachusetts Highway Route 2, the same being a point on the southwesterly line of the property herein described:

Thence running N 67 degrees 11' 12" E a distance of one hundred eighty three and 14/100 feet (183.14') to a point;

Thence running along a curve to the right with a radius of nine thousand, six hundred eighty and 00/100 feet (9,680') and an arc length of three hundred thirty eight and 84/100 feet (338.84') to a point;

Thence turning and running S 51 degrees 15' 52" E a distance of eight Hundred
      Five and 00/100 feet (805.00') to a point, the previous three courses running along said Route 2;

Thence turning and running N 43 degrees 29' 19" E a distance of three hundred seventy three and 45/100 feet (373.45') to a point;

Thence turning and running N 43 degrees 20' 01" W a distance of four hundred ten and 55/100 feet (410.55') to a point;

Thence turning and running N 43 degrees 42' 52" W a distance of three hundred fifty two and 99/100 feet (352.99') to a point;

Thence turning and running N 44 degrees 39' 47" W a distance of one hundred sixty eight and 27/100 feet (168.27') to a point;

Thence turning and running N 43 degrees 32' 02" E a distance of three hundred forty two and 95/100 feet (342.95') to a point;

Thence turning and running S 47 degrees 05' 15" E a distance of one hundred thirty two and 91/100 feet (132.91') to a point;

Thence turning and running N 41 degrees 21' 42" E a distance of one hundred ten and 29/100 feet (110.29') to a point;

Thence turning and running S 56 degrees 08' 09" E a distance of two hundred twenty and 97/100 feet (220.97') to a point;

Thence turning and running S 40 degrees 26' 57" E a distance of three hundred thirty five and 45/100 feet (335.45') to a point, the previous ten courses running along land now or formerly of Elizabeth Ann Nyman;

Thence turning and running N 41 degrees 38' 44" E a distance of two hundred ninety one and 02/100 feet (291.02') along land now or formerly of Michael and Judith Denzer to a point;

Thence turning and running N 29 degrees 33' 07" W a distance of two hundred five and 15/100 feet (205.15') to a point;

Thence turning and running N 40 degrees 35' 11" W a distance of one hundred four and 07/100 feet (104.07') to a point;

Thence turning and running N 42 degrees 28' 54" W a distance of one hundred twenty nine and 16/100 feet (129.16') to a point;

Thence turning and running N 35 degrees 39' 06" W a distance of one hundred eighty eight and 65/100 feet (188.65') to a point;

Thence turning and running N 31 degrees 06' 51" W a distance of two hundred fifty one and 14/100 feet (251.14') to a point;

Thence turning and running N 27 degrees 26' 04" W a distance of sixty one and 15/100 feet (61.15') to a point;

Thence turning and running N 22 degrees 54' 11" W a distance of one hundred forty eight and 62/100 feet (148.62') to a point;

Thence turning and running N 26 degrees 52' 49" W a distance of one hundred eleven and 39/100 feet (111.39') to a point, the previous eight courses running along the westerly sideline of Town Farm Road;

Thence turning and running S 66 degrees 40' 26" W a distance of eighty nine and 96/100 feet (89.96') to a point;

Thence turning and running N 45 degrees 34' 34" W a distance of thirty two and 83/100 feet (32.83') to a point;

Thence turning and running N 55 degrees 49' 30" W a distance of one hundred thirty five and 24/100 feet (135.24') to a point;

Thence turning and running N 63 degrees 22' 02" W a distance of one hundred seven and 27/100 feet (107.27') to a point;

Thence turning and running N 15 degrees 12' 22" W a distance of one hundred ninety two and 38/100 feet (192.38') to a point;

Thence turning and running N 17 degrees 50' 41" W a distance of seventy seven and 59/100 feet (77.59') to a point;

Thence turning and running N 17 degrees 27' 14" W a distance of thirty two and 14/100 feet (32.29') to a point, the previous seven courses running along land now or formerly of John and Donna Menger:

Thence turning and running N 52 degrees 28' 25" W a distance of one hundred two and 96/100 feet (102.96') to a point;

Thence turning and running N 40 degrees 22' 19" W a distance of two hundred sixty one and 03/100 feet (261.03') to a point, the previous two courses running along land now or formerly of Charles Smith, III.;

Thence turning and running S 42 degrees 58' 02" W a distance of ninety five and 70/100 feet (95.70') along land now or formerly of Diane Hubbard, to a point;

Thence turning and running S 45 degrees 45' 11" W a distance of five hundred seventy nine and 39/100 feet (579.39') along land now or formerly of Von Alan and Carol Saimi, to a point;

Thence turning and running S 42 degrees 41' 35" W a distance of sixty six and 93/100 feet (66.93') to a point;

Thence turning and running S 47 degrees 25' 31" E a distance of three hundred eighty and 54/100 feet (380.54') to a point, the previous two courses running along land now or formerly of Von Alan and Carol Saimi and land now or formerly of Dorothy Hicks;

Thence turning and running S 44 degrees 18' 02" W a distance of two hundred eighty four and 79/100 feet (284.79') to a point;

Thence turning and running S 43 degrees 45' 40" W a distance of two hundred ninety seven and 48/100 feet (297.48') to a point, the previous two courses running along land now or formerly of John Trembley Trustee;

Thence turning and running S 43 degrees 11' 23" W a distance of two hundred forty three and 10/100 feet (243.10') along land now or formerly of Keith Honkala, to a point;

Thence turning and running S 28 degrees 07' 12" W a distance of three hundred twenty six and 61/100 feet (326.61') along land now or formerly of Robert and Dorothy Sands, to a point on the northeasterly sideline of said Route 2;

Thence turning and running S 53 degrees 12' 03" E a distance of one hundred ninety seven and 00/100 feet (197.00') to a point;

Thence turning and running N 36 degrees 47'57" E a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running N 53 degrees 12' 03" E a distance of two hundred thirty eight and 95/100 feet (238.95') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred twenty five and 00/100 feet (9825.00') with an arc length of sixty one and 05/100 feet (61.05') to a point;

Thence turning and running S 36 degrees 47' 57" W a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred thirty five and 00/100 feet (9835.00') with an arc length of one hundred ninety eight and 00/100 feet (198.00') to the point of beginning. The previous six courses running along said Route 2.

Above locus is subject to and with the benefit of any and all easements, rights, restrictions and encumbrances of record in so far as the same are still in force and applicable.

The   parcel herein described contains 2,662,834 square feet (61.1303 acres).

Said locus is shown on a plan entitled "Plan of Property for Robert A.
      Normandin, Westminster, Mass." dated June 1973 and revised August 1973, by Allen G. Davis, C.E., and recorded with Worcester Northern District Registry of Deeds in Plan Book 180, Page 21. For Normandin title see deed of Virginia Arcangeli and Anna P. Mailloux to Robert A. Normandin and Bella J. Normandin dated July 19, 1973 and recorded in Worcester Northern District Registry of Deeds Book 1115, Page 4 and Deed of Mary B. Smith, Trustee of Smith Realty Trust to Robert A. Normandin and Bella J. Normandin dated July 7, 1973 and recorded in Worcester Northern District Registry of Deeds, Book 1114, Page 597.

LESS AND EXCEPTING THE FOLLOWING:

Beginning at the southwesterly corner of said parcel on the westerly side of Town Farm Road, at the northeasterly corner of land of Michael K. and Judith A. Denzer:

Thence running by said Denzer land S 41 degrees 38' 44" W, 291.02 feet to a bolt in a rock at land of Elizabeth Ann Nyman Denzer;

Thence turning and running by said Nyman Denzer land N 40 degrees 26' 57" W,
      335.45 feet;

Thence turning and running still along said Nyman Denzer land N 56 degrees 08'
      09" W, 170.00 feet to other land of WM Realty Management, LLC;

Thence turning and running N 59 degrees 53' 01" E, 369.94 feet along said WM
      Realty Management LLC land to the westerly side of Town Farm Road;

Thence turning and running S 35 degrees 39' 06" E, 21.00 feet;

Thence turning and running S 42 degrees 28' 54" E, 129.16 feet;

Thence turning and running S 40 degrees 35' 11" E, 104.07 feet;

Thence turning and running S 29 degrees 33' 07" E, 205.15 feet to the point of beginning, said last 4 courses along the westerly side of Town Farm Road.

Containing 154,601 sq. ft. or 3.55 acres.

                                    EXHIBIT B

                        Entire Parcel - Legal Description

Beginning at a Massachusetts Highway Bound on the northeasterly sideline of Massachusetts Highway Route 2, the same being a point on the southwesterly line of the property herein described:

Thence running N 67 degrees 11' 12" E a distance of one hundred eighty three and 14/100 feet (183.14') to a point;

Thence running along a curve to the right with a radius of nine thousand, six hundred eighty and 00/100 feet (9,680') and an arc length of three hundred thirty eight and 84/100 feet (338.84') to a point;

Thence turning and running S 51 degrees 15' 52" E a distance of eight Hundred
      Five and 00/100 feet (805.00') to a point, the previous three courses running along said Route 2;

Thence turning and running N 43 degrees 29' 19" E a distance of three hundred seventy three and 45/100 feet (373.45') to a point;

Thence turning and running N 43 degrees 20' 01" W a distance of four hundred ten and 55/100 feet (410.55') to a point;

Thence turning and running N 43 degrees 42' 52" W a distance of three hundred fifty two and 99/100 feet (352.99') to a point;

Thence turning and running N 44 degrees 39' 47" W a distance of one hundred sixty eight and 27/100 feet (168.27') to a point;

Thence turning and running N 43 degrees 32' 02" E a distance of three hundred forty two and 95/100 feet (342.95') to a point;

Thence turning and running S 47 degrees 05' 15" E a distance of one hundred thirty two and 91/100 feet (132.91') to a point;

Thence turning and running N 41 degrees 21' 42" E a distance of one hundred ten and 29/100 feet (110.29') to a point;

Thence turning and running S 56 degrees 08' 09" E a distance of two hundred twenty and 97/100 feet (220.97') to a point;

Thence turning and running S 40 degrees 26' 57" E a distance of three hundred thirty five and 45/100 feet (335.45') to a point, the previous ten courses running along land now or formerly of Elizabeth Ann Nyman;

Thence turning and running N 41 degrees 38' 44" E a distance of two hundred ninety one and 02/100 feet (291.02') along land now or formerly of Michael and Judith Denzer to a point;

Thence turning and running N 29 degrees 33' 07" W a distance of two hundred five and 15/100 feet (205.15') to a point;

Thence turning and running N 40 degrees 35' 11" W a distance of one hundred four and 07/100 feet (104.07') to a point;

Thence turning and running N 42 degrees 28' 54" W a distance of one hundred twenty nine and 16/100 feet (129.16') to a point;

Thence turning and running N 35 degrees 39' 06" W a distance of one hundred eighty eight and 65/100 feet (188.65') to a point;

Thence turning and running N 31 degrees 06' 51" W a distance of two hundred fifty one and 14/100 feet (251.14') to a point;

Thence turning and running N 27 degrees 26' 04" W a distance of sixty one and 15/100 feet (61.15') to a point;

Thence turning and running N 22 degrees 54' 11" W a distance of one hundred forty eight and 62/100 feet (148.62') to a point;

Thence turning and running N 26 degrees 52' 49" W a distance of one hundred eleven and 39/100 feet (111.39') to a point, the previous eight courses running along the westerly sideline of Town Farm Road;

Thence turning and running S 66 degrees 40' 26" W a distance of eighty nine and 96/100 feet (89.96') to a point;

Thence turning and running N 45 degrees 34' 34" W a distance of thirty two and 83/100 feet (32.83') to a point;

Thence turning and running N 55 degrees 49' 30" W a distance of one hundred thirty five and 24/100 feet (135.24') to a point;

Thence turning and running N 63 degrees 22' 02" W a distance of one hundred seven and 27/100 feet (107.27') to a point;

Thence turning and running N 15 degrees 12' 22" W a distance of one hundred ninety two and 38/100 feet (192.38') to a point;

Thence turning and running N 17 degrees 50' 41" W a distance of seventy seven and 59/100 feet (77.59') to a point;

Thence turning and running N 17 degrees 27' 14" W a distance of thirty two and 14/100 feet (32.29') to a point, the previous seven courses running along land now or formerly of John and Donna Menger:

Thence turning and running N 52 degrees 28' 25" W a distance of one hundred two and 96/100 feet (102.96') to a point;

Thence turning and running N 40 degrees 22' 19" W a distance of two hundred sixty one and 03/100 feet (261.03') to a point, the previous two courses running along land now or formerly of Charles Smith, III.;

Thence turning and running S 42 degrees 58' 02" W a distance of ninety five and 70/100 feet (95.70') along land now or formerly of Diane Hubbard, to a point;

Thence turning and running S 45 degrees 45' 11" W a distance of five hundred seventy nine and 39/100 feet (579.39') along land now or formerly of Von Alan and Carol Saimi, to a point;

Thence turning and running S 42 degrees 41' 35" W a distance of sixty six and 93/100 feet (66.93') to a point;

Thence turning and running S 47 degrees 25' 31" E a distance of three hundred eighty and 54/100 feet (380.54') to a point, the previous two courses running along land now or formerly of Von Alan and Carol Saimi and land now or formerly of Dorothy Hicks;

Thence turning and running S 44 degrees 18' 02" W a distance of two hundred eighty four and 79/100 feet (284.79') to a point;

Thence turning and running S 43 degrees 45' 40" W a distance of two hundred ninety seven and 48/100 feet (297.48') to a point, the previous two courses running along land now or formerly of John Trembley Trustee;

Thence turning and running S 43 degrees 11' 23" W a distance of two hundred forty three and 10/100 feet (243.10') along land now or formerly of Keith Honkala, to a point;

Thence turning and running S 28 degrees 07' 12" W a distance of three hundred twenty six and 61/100 feet (326.61') along land now or formerly of Robert and Dorothy Sands, to a point on the northeasterly sideline of said Route 2;

Thence turning and running S 53 degrees 12' 03" E a distance of one hundred ninety seven and 00/100 feet (197.00') to a point;

Thence turning and running N 36 degrees 47'57" E a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running N 53 degrees 12' 03" E a distance of two hundred thirty eight and 95/100 feet (238.95') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred twenty five and 00/100 feet (9825.00') with an arc length of sixty one and 05/100 feet (61.05') to a point;

Thence turning and running S 36 degrees 47' 57" W a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred thirty five and 00/100 feet (9835.00') with an arc length of one hundred ninety eight and 00/100 feet (198.00') to the point of beginning. The previous six courses running along said Route 2.

Above locus is subject to and with the benefit of any and all easements, rights, restrictions and encumbrances of record in so far as the same are still in force and applicable.

The parcel herein described contains 2,662,834 square feet (61.1303 acres).

Said locus is shown on a plan entitled "Plan of Property for Robert A.
      Normandin, Westminster, Mass." dated June 1973 and revised August 1973, by Allen G. Davis, C.E., and recorded with Worcester Northern District Registry of Deeds in Plan Book 180, Page 21. For Normandin title see deed of Virginia Arcangeli and Anna P. Mailloux to Robert A. Normandin and Bella J. Normandin dated July 19, 1973 and recorded in Worcester Northern District Registry of Deeds Book 1115, Page 4 and Deed of Mary B. Smith, Trustee of Smith Realty Trust to Robert A. Normandin and Bella J. Normandin dated July 7, 1973 and recorded in Worcester Northern District Registry of Deeds, Book 1114, Page 597.